EXHIBIT 16.2

                              MOORE STEPHENS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS







                                                     March 4, 1997




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      News Communications, Inc.
                           Commission File No. 0-18299

Gentlemen:

     We have read and agree with the statements made with respect to us in Item 4 of Form 8-K/A of News Communications, Inc. dated March 4, 1997 for the event reported as occurring February 3, 1997.

                                               Very truly yours,



                                              /s/  MOORE STEPHENS, P.C.
                                              MOORE STEPHENS, P.C.
                                              Certified Public Accountants
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